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                                                                 Exhibit (23)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686), S-3 (Nos. 333-125553, 333-52560,
333-27849, 333-37241, 333-74958, 333-45556) and S-4 (No. 33-60007, 33-55805) of
CMS Energy Corporation of our report dated February 11, 2005 relating to the 2004 financial statements of Jorf Lasfar Energy Company S.C.A., which appear in the CMS Energy Corporation Form 10-K for the year ended December 31, 2006.

/s/ Price Waterhouse

Casablanca, Morocco
February 21, 2007